                            AFFINITY GROUP HOLDING, INC.,
                                      as Issuer,

                                         and

                       UNITED STATES TRUST COMPANY OF NEW YORK,
                                      as Trustee

                                -----------------------

                                      INDENTURE

                              Dated as of April 2, 1997

                                -----------------------

                                     $130,000,000

                              11% Senior Notes Due 2007

                                CROSS-REFERENCE TABLE
                                ---------------------
TIA Section                                               INDENTURE SECTION
-----------                                               -----------------

Section 310(a)(1)                                                         7.10
     (a)(2)                                                               7.10
     (a)(3)                                                               N.A.
     (a)(4)                                                               N.A.
     (a)(5)                                                               7.10
     (b)                                                       7.8; 7.10; 10.2
     (c)                                                                  N.A.
Section 311(a)                                                            7.11
     (b)                                                                  7.11
     (c)                                                                  N.A.
Section 312(a)                                                             2.5
     (b)                                                                  10.3
     (c)                                                                  10.3
Section 313(a)                                                             7.6
     (b)(1)                                                               N.A.
     (b)(2)                                                                7.6
     (c)                                                             7.6; 10.2
     (d)                                                                   7.6
Section 314(a)                                                  4.6; 4.7; 10.2
     (b)                                                                  N.A.
     (c)(1)                                                               10.4
     (c)(2)                                                               10.4
     (c)(3)                                                               10.4
     (d)                                                                  N.A.
     (e)                                                                  10.5
     (f)                                                                  N.A.
Section 315(a)                                                          7.1(b)
     (b)                                                             7.5; 10.2
     (c)                                                                7.1(a)
     (d)                                                                7.1(c)
     (e)                                                                  6.11
Section 316(a) (last sentence)                                             2.9
     (a)(1)(A)                                                             6.5
     (a)(1)(B)                                                             6.4
     (a)(2)                                                               N.A.
     (b)                                                                   6.7

     (c)                                                                   9.4
Section 317(a)(1)                                                          6.8
     (a)(2)                                                                6.9
     (b)                                                                   2.4
Section 318(a)                                                            10.1
     (c)                                                                  10.1

--------------------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                  TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----

                                      ARTICLE I

            DEFINITIONS AND INCORPORATION BY REFERENCE......................   1
  1.1    Definitions........................................................   1
  1.2    Incorporation by Reference to Trust Indenture Act..................  20
  1.3    Rules of Construction..............................................  20

                                      ARTICLE II

                    THE NOTES...............................................  21
  2.1    Form and Dating....................................................  21
  2.2    Execution and Authentication.......................................  22
  2.3    Registrar and Paying Agent.........................................  23
  2.4    Paying Agent To Hold Money in Trust................................  24
  2.5    Noteholder Lists...................................................  24
  2.6    Transfer and Exchange..............................................  24
  2.7    Replacement Notes..................................................  25
  2.8    Outstanding Notes..................................................  26
  2.9    Treasury Notes.....................................................  26
  2.10   Temporary Notes....................................................  26
  2.11   Cancellation.......................................................  27
  2.12   Defaulted Interest.................................................  27
  2.13   CUSIP Number.......................................................  27
  2.14   Deposit of Moneys..................................................  28
  2.15   Wire Payments to Holders...........................................  28
  2.16   Book-Entry Provisions for Global Notes.............................  29
  2.17   Special Transfer Provisions........................................  31

                                     ARTICLE III

                 OPTIONAL REDEMPTION........................................  33
  3.1    Notices to Trustee.................................................  33
  3.2    Selection of Notes To Be Redeemed..................................  33
  3.3    Notice of Redemption...............................................  34
  3.4    Effect of Notice of Redemption.....................................  35
  3.5    Deposit of Redemption Price........................................  35

  3.6    Notes Redeemed in Part.............................................  35

                                      ARTICLE IV

                    COVENANTS...............................................  35
  4.1    Payment of Notes...................................................  35
  4.2    Maintenance of Office or Agency....................................  36
  4.3    Corporate Existence................................................  36
  4.4    Payment of Taxes and Other Claims..................................  37
  4.5    Maintenance of Properties; Insurance; Books and Records;
         Compliance with Law................................................  37
  4.6    Compliance Certificates............................................  38
  4.7    Reports............................................................  39
  4.8    Further Assurance to the Trustee...................................  39
  4.9    Limitation on Additional Indebtedness..............................  39
  4.10   Limitations on Investments, Loans and Advances.....................  39
  4.11   Limitation on Restricted Payments..................................  40
  4.12   Limitation on Liens................................................  41
  4.13   Limitation on Dividends and Other Payment Restrictions Affecting
         Subsidiaries.......................................................  43
  4.14   Limitations on Sale-Leaseback Transactions.........................  44
  4.15   Disposition of Proceeds of Asset Sale..............................  44
  4.16   Limitation on Preferred Stock Issuances by Subsidiaries............  45
  4.17   Limitation on Transactions with Affiliates.........................  45
  4.18   Company Ownership of AGI Stock.....................................  46
  4.19   Change of Control..................................................  46
  4.20   Payments for Consent...............................................  48
  4.21   Waiver of Stay, Extension or Usury Laws............................  49

                                      ARTICLE V

                 SUCCESSOR CORPORATION......................................  49
  5.1    Consolidation, Merger, Conveyance, Transfer or Lease...............  49
  5.2    Successor Entity Substituted.......................................  51

                                      ARTICLE VI

                 DEFAULT AND REMEDIES.......................................  51
  6.1    Events of Default..................................................  51
  6.2    Acceleration.......................................................  53

  6.3    Other Remedies.....................................................  53
  6.4    Waiver of Past Default.............................................  54
  6.5    Control by Majority................................................  54
  6.6    Limitation on Suits................................................  54
  6.7    Rights of Holders To Receive Payment...............................  55
  6.8    Collection Suit by Trustee.........................................  55
  6.9    Trustee May File Proofs of Claim...................................  56
  6.10   Priorities.........................................................  56
  6.11   Undertaking for Costs..............................................  57
  6.12   Restoration of Rights and Remedies.................................  57

                                     ARTICLE VII

                    TRUSTEE.................................................  57
  7.1    Duties of Trustee..................................................  57
  7.2    Rights of Trustee..................................................  59
  7.3    Individual Rights of Trustee.......................................  60
  7.4    Trustee's Disclaimer...............................................  60
  7.5    Notice of Defaults.................................................  60
  7.6    Reports by Trustee to Holders......................................  60
  7.7    Compensation and Indemnity.........................................  61
  7.8    Replacement of Trustee.............................................  62
  7.9    Successor Trustee by Merger, Etc...................................  63
  7.10   Eligibility; Disqualification......................................  63
  7.11   Preferential Collection of Claims Against Company..................  63

                                     ARTICLE VIII

             DISCHARGE OF INDENTURE; DEFEASANCE.............................  64
  8.1    Termination of Company's Obligations...............................  64
  8.2    Legal Defeasance and Covenant Defeasance...........................  65
  8.3    Application of Trust Money.........................................  68
  8.4    Repayment to Company...............................................  69
  8.5    Reinstatement......................................................  69

                                      ARTICLE IX

             AMENDMENTS, SUPPLEMENTS AND WAIVERS............................  70
  9.1    Without Consent of Holders.........................................  70
  9.2    With Consent of Holders............................................  70

  9.3    Compliance with Trust Indenture Act................................  72
  9.4    Revocation and Effect of Consents..................................  72
  9.5    Notation on or Exchange of Notes...................................  72
  9.6    Trustee To Sign Amendments, Etc....................................  73

                                      ARTICLE X

                   MISCELLANEOUS............................................  73
  10.1   Trust Indenture Act Controls.......................................  73
  10.2   Notices............................................................  73
  10.3   Communications by Holders with Other Holders.......................  75
  10.4   Certificate and Opinion of Counsel as to Conditions Precedent......  75
  10.5   Statements Required in Certificate and Opinion of Counsel..........  75
  10.6   Rules by Trustee, Paying Agent, Registrar..........................  76
  10.7   Legal Holidays.....................................................  76
  10.8   Governing Law......................................................  76
  10.9   Release from Liability.............................................  76
  10.10  Successors.........................................................  77
  10.11  Duplicate Originals................................................  77
  10.12  Separability.......................................................  77
  10.13  Table of Contents, Headings, Etc...................................  77


SIGNATURES

EXHIBIT A -   Form of Physical Note
EXHIBIT B -   Form of Rule 144A Global Note
EXHIBIT C -   Form of Regulation S Global Note
EXHIBIT D -   Form of Certificate to Be Delivered in Connection with Transfers
              Pursuant to Rule 144A
EXHIBIT E -   Form of Certificate to Be Delivered in Connection with Transfers
              Pursuant to Regulation S
EXHIBIT F -   Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors

         INDENTURE dated as of April 2, 1997, between AFFINITY GROUP HOLDING, INC., a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee (the "Trustee").

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes (as hereinafter defined) to be issued as provided for in this Indenture.

         The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as hereinafter defined) of the
Notes:


                                      ARTICLE I

                      DEFINITIONS AND INCORPORATION BY REFERENCE

    SECTION 1.1    DEFINITIONS.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with an Asset Acquisition of such Person, including, without limitation, Indebtedness incurred in connection with, or in anticipation of, such Person's becoming a Subsidiary of the Company or such acquisition.

         "Additional Interest" means the interest rate provided for in Section 4 of the Registration Rights Agreement.

         "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Affiliate Transaction" has the meaning provided in Section 4.17 hereof.

         "Agent" means any Registrar or Paying Agent.

         "AGI" means Affinity Group, Inc. a Delaware corporation.

         "AGI Indenture" means the Indenture dated as of October 29, 1993, among AGI, as issuer, Trailer Life Enterprises, Inc., Camp Coast to Coast, Inc., Golf Card International Corp., Golf Card Resort Services, Inc., VBI, Inc., Venture Enterprises, Inc., GSS Enterprises, Inc., Golf Card Holding Corporation and National Boat Owners Association, Inc., as guarantors, and the Trustee, as trustee, as supplemented from time to time.

         "AGI Notes" means the $120,000,000 11/2% Senior Subordinated Notes due 2003 of AGI issued under the AGI Indenture.

         "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) or purchase or acquisition of Capital Stock by the Company or any of its Subsidiaries to or in any other Person, in either case as a result of which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

         "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (including by means of sale-leaseback) or other disposition by the Company or a Subsidiary to any Person (including any Unrestricted Subsidiary) other than the Company or a Subsidiary of the Company that is not an Unrestricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or asset of the Company or any Subsidiary of the Company, in each case other than
(x) in the ordinary course of business, (y) isolated transactions in which the consideration received does not exceed $100,000 individually and (z) NAFE or the assets thereof. For the purposes of this definition, the term "Asset Sale" shall not include sales of receivables not a part of a sale of the business from which they arose or any disposition of all or substantially all of the properties and assets of the Company that is governed under and complies with Section 5.1 hereof.

         "Asset Sale Offer" has the meaning provided in Section 4.15(a) hereof.

         "Available Amount" has the meaning provided in Section 4.15(a) hereof.

         "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors as the same may be amended from time to time.

         "Base Period" has the meaning provided in Section 4.11 hereof.

         "Board of Directors" means, as to any Person, the board of directors or any duly authorized committee thereof of such Person or, if such Person is a partnership, of the managing general partner of such Person.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

         "Camping World" means Camping World, Inc., a Kentucky corporation.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

         "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED, HOWEVER, that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000;
(iii) commercial paper with a maturity of 180 days or less issued by a corporation (except any Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors

Service, Inc.; (iv) repurchase agreements and reverse repurchase agreements relating to marketable obligations, directly or indirectly, issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; PROVIDED, HOWEVER, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;
(v) instruments backed by letters of credit of institutions satisfying the requirements of clause (ii) above; (vi) mutual funds or similar securities, not less than 80 percent of the assets of which are invested in securities of the type referred to in clauses (i) through (v) above, including without limitation the UST Master Government Fund; and (vii) in the case of any Subsidiary which is regulated by an insurance regulating authority, instruments permitted to be invested in by such regulatory authority at the time such investment was made.

         "CEDEL" means Cedel Bank, Societe Anonyme (or any successor securities clearing agency).

         "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Permitted Holder, (ii) the merger or consolidation of the Company with or into another corporation with the effect that a person or group of persons, other than Permitted Holders are or become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the surviving corporation of such merger or the corporation resulting from such consolidation representing 50% or more of the combined voting power of the then outstanding securities of the surviving corporation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors,
(iii) the replacement of a majority of the Board of Directors of the Company, over a two-year period, from the directors who constituted such Board of Directors at the beginning of such period, and (x) such replacement shall not have been approved by a vote of at least a majority of such Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or (y) such replacement shall not have been approved by a Permitted Holder; PROVIDED, HOWEVER, that a Permitted Holder is the beneficial holder (within the meaning of Rule 13(d)-3 under the Exchange
Act) of more than 50% of the combined voting power of the then outstanding securities of the Company or (iv) any instance when a Person or Group of Persons (other than Permitted Holders) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 49% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

         "Change of Control Date" has the meaning provided in Section 4.19(a) hereof.

         "Change of Control Offer" has the meaning provided in Section 4.19(a) hereof.

         "Change of Control Payment Date" has the meaning provided in Section 4.19(a) hereof.

         "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

         "Consolidated Cash Flow" means, with respect to any Person for any period, without duplication, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income during such period) by the sum of: (i) all United States Federal, state and foreign income taxes of such Person paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary gains and losses);
(ii) all interest expense of such Person paid or accrued in accordance with GAAP (net of any interest income and exclusive of deferred financing fees) for such period (including amortization of original issue discount and the interest portion of deferred payment obligations); (iii) depreciation; (iv) amortization including, without limitation, amortization of capitalized debt issuance costs; and (v) any other non-cash charges to the extent deducted from Consolidated Net Income (including non-cash expenses recognized in accordance with Financial Accounting Standards Bulletin Number 106 and excluding any non-cash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period).

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that (a) the Net Income of any Person (the "Other Person") in which the Person in question or one of its Subsidiaries has a joint interest with a third party (which interest does not allow the net income of such Other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary,
(b) the Net Income of any Subsidiary (other than AGI) of the Person in question that is subject to any contractual restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded,
(d) extraordinary gains and losses, and the related income tax effect according to GAAP, shall be excluded, (e) charges with respect to Indebtedness (and related warrant interests) retired with the proceeds of the Notes shall be excluded, (f) charges for amortization of goodwill in excess of amortization on a straight-line, 40 year basis shall be excluded, (g) Consolidated Net Income shall be calculated without deducting therefrom any accruals made for phantom stock arrangements between the Company or any Subsidiary with key employees,
(h) Net Income (loss) pertaining to discontinued operations (including NAFE), shall be excluded, and (i) all gains, losses, charges or write-offs with respect to an election to be taxed as an "S corporation" under Subchapter S of the Internal Revenue Code shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person at any date of determination, the consolidated stockholders' equity represented by the shares of such Person's Capital Stock (other than Disqualified Stock) outstanding at such date, as determined on a consolidated basis in accordance with GAAP.

         "Custodian" has the meaning provided in Section 6.1(b) hereof.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the maturity date of the Notes.

         "Event of Default" has the meaning provided in Section 6.1 hereof.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Notes" means the 11% Senior Notes due 2007 of the Company, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

         "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value or fair value shall be determined by a majority of the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee. No such determination need be supported by an appraisal or other expert opinion and such determination by the Board of Directors shall be conclusive.

         "Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (i) Consolidated Cash Flow of such Person for the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "Transaction Date") to (ii) all cash and non-cash interest expense (including capitalized interest) of such Person and its Subsidiaries determined in accordance with GAAP (net of any interest income of such Person and its Subsidiaries and exclusive of deferred financing fees of such Person and its Subsidiaries and excluding interest in respect of the management incentive payments to certain Camping World executives entered into at the time of the Camping World acquisition) and the aggregate amount of cash dividends or other distributions declared or paid on Capital Stock (other than Common Stock) of such Person and its Subsidiaries, in each case for such four full fiscal quarter period. For purposes of this definition, if the Transaction Date occurs prior to the date on which the Company's consolidated financial statements for the four full fiscal quarters subsequent to the Issue Date are first available, then "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the Notes outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period. In addition to and without limitation of the foregoing two sentences, for purposes of this definition, "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated after giving effect on a pro forma basis for the period of such calculation to
(i) the incurrence or retirement, as the case may be, of any Indebtedness of such Person or any of its Subsidiaries at any time during the period (the

"Reference Period") (A) commencing on the first day of the four full fiscal quarter period for which financial statements are available that precedes the Transaction Date and (B) ending on and including the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period; PROVIDED, HOWEVER, that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Sales, as if such Asset Sale or Asset Acquisition and/or retirement occurred on the first day of the Reference Period; PROVIDED, HOWEVER, that pro forma Consolidated Cash Flow shall be calculated taking into account the results of operations attributable to the assets which are the subject of the Asset Sale or Asset Acquisition during the Reference Period, but in the case of Asset Acquisitions, only to the extent derived from historical financial statements with respect to such operations; PROVIDED, HOWEVER, further, that pro forma Consolidated Cash Flow attributable to any Asset Acquisition shall be included only to the extent that Consolidated Cash Flow of such Person is otherwise includible in the referent Person's Consolidated Cash Flow. Furthermore, in calculating the denominator (but not the numerator) of this "Fixed Charge Coverage Ratio," (1) subject to clause (3) below, interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to accrue at a fixed rate PER ANNUM equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate based upon a factor of a prime or similar rate shall be deemed to have been in effect; and (3) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "GAAP" means generally accepted accounting principles in effect on the Issue Date as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

         "Global Note" means any and all Notes issued in global form.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "incur" means, with respect to any Indebtedness (including Acquired Indebtedness) or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume or guaranty or otherwise become, directly or indirectly, liable for or with respect to the payment of such Indebtedness or other obligation.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument, letter of credit or draft accepted (including a purchase money obligation) representing extensions of credit whether or not representing obligations for borrowed money or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of any property or services (other than property or services purchased on ordinary trade terms therefor) which purchase price is payable over a period in excess of six months or is evidenced by a note, invoice or similar written instrument with a maturity in excess of six months; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions, replacements, refinancings, and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii). Notwithstanding the foregoing, Indebtedness shall not include (i) obligations of any Subsidiary of the Company engaged in the insurance business with respect to insurance policies or similar contracts written by such Subsidiary in the ordinary course of its insurance business and (ii) obligations of the Company or any Subsidiary with respect to non-competition agreements, consulting agreements with certain executives of Camping World or the Company with respect to management incentive agreements with certain Camping World executives in connection with the acquisition of the stock of Camping World by AGI. Notwithstanding any other provision of the foregoing definition, guaranties of Indebtedness otherwise included in a determination of such amount shall not be deemed "Indebtedness" of the Company or any Subsidiaries for purposes of this definition.

         "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

         "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company, qualified to perform the task such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

         "Initial Notes" means the 11% Senior Notes due 2007 of the Company issued initially issued pursuant to this Indenture.

         "Initial Purchasers" means Citicorp Securities, Inc., Citibank Canada Securities Limited, Citibank International plc and CIBC Wood Gundy Securities Corp.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

         "interest" when used with respect to any Note, means the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a)(vi) and (vii) or which would have accrued but for any such event and any Additional Interest.

         "Interest Payment Date" when used with respect to any Note means the stated maturity of an installment of interest specified in such Note.

         "Interest Rate" when used with respect to any Note means the rate per annum specified in such Note as the rate of interest accruing on the principal amount of such Note.

         "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Investments" means any capital contribution, advance or loans to (including any guarantees of loans to), or investments or purchases of Capital Stock in, any Person.

         "Issue Date" means the date of original issuance of the Notes.

         "Legal Holiday" means any day other than a Business Day, a Saturday or a Sunday.

         "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security or other security agreement of any kind or nature whatsoever. For purposes of the Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Person.

         "Material Subsidiary" means a Subsidiary of the Company which would constitute a "significant subsidiary" of the Company within the meaning of Regulation S-X, under the Securities Act of 1933, as amended, of the Securities and Exchange Commission.

         "Maturity Date," when used with respect to any Note, means the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

         "NAFE" means the National Association for Female Executives, Inc., a subsidiary of AGI.

         "Net Cash Proceeds" means, with respect to any Asset Sale the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents net of (i) brokerage commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale; (ii) provisions for all taxes payable as a result of such Asset Sale; (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale; and
(iv) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

         "Net Proceeds" means (a) in the case of any sale of Capital Stock (other than Disqualified Stock) by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the Fair Market Value thereof, as determined in good faith by a majority of the Board of Directors of the Company, at the time of receipt), (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind of the Company for or into shares of Capital Stock of the Company which is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, E.G., on account of fractional shares, and less all expenses incurred by the Company in connection therewith) and (c) in the case of the issuance of any Indebtedness by the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred therewith.

         "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

         "Notes" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities under this Indenture.

         "Officer" means, with respect to any Person, the Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of such Person (or, in the case of a Person that is a partnership, the general partner of such Person in such capacity).

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Secretary or an Assistant Treasurer of such Person that shall comply with applicable provisions of this Indenture.

         "Opinion of Counsel" means a written opinion from legal counsel which is acceptable to the Trustee, which may include counsel to the Company.

         "Participants" has the meaning provided in Section 2.16 hereof.

         "Paying Agent" has the meaning provided in Section 2.3 hereof.

         "Permitted Holder" means Stephen Adams, his spouse and lineal descendants and trusts for the exclusive benefit of any of the foregoing persons and any Affiliate of Stephen Adams.

         "Permitted Indebtedness" means:

         (a)  Indebtedness under the Notes and the Indenture;

         (b)  Permitted Senior Indebtedness;

         (c) Indebtedness and guarantees (plus interest, premium, fees and other obligations associated therewith) not otherwise referred to in this covenant outstanding on the Issue Date;

         (d) Indebtedness in respect of Interest Rate Protection Obligations incurred in the ordinary course of business to the extent that the notional principal amount of such Indebtedness does not exceed, at the time of the making of such Interest Rate Protection Obligations, the principal amount of Indebtedness to which such Interest Rate Protection Obligations relate;

         (e) Indebtedness of a Wholly-Owned Subsidiary issued to and held by the Company or a Wholly-Owned Subsidiary in respect of the intercompany advances or transactions;

         (f) Indebtedness incurred in connection with or arising out of Capitalized Lease Obligations not to exceed $7,500,000 at any one time outstanding;

         (g)  Refinancing Indebtedness; and

         (h) Other Indebtedness of the Company or any Subsidiary that does not exceed $10,000,000 in the aggregate at any one time outstanding.

         "Permitted Investments" means, for any Person, Investments made on or after the date of the Indenture consisting of:

              (i) Investments by the Company in any Wholly-Owned Subsidiary and Investments or loans in or to the Company or a Subsidiary by any Subsidiary;

             (ii) Investments represented by accounts receivable created or acquired in the ordinary course of business;

            (iii) advances to employees in the ordinary course of business not to exceed an aggregate of $2,000,000 outstanding at any one time;

             (iv) Investments under or pursuant to Interest Rate Protection Obligations;

              (v) Investments by any Subsidiary of the Company engaged in the insurance business that are made in the ordinary course of its insurance business and is permitted by applicable insurance laws and regulations;

             (vi)  Cash Equivalents;

            (vii)  Investments in the Notes;

           (viii)  Investments existing on the Issue Date;

             (ix) Investments made after the Issue Date in Affinity Thrift and Loan or Affinity Group Thrift Holding Corp. that do not exceed $5,000,000 in the aggregate outstanding at any one time; and

              (x) Investments made after the Issue Date that do not exceed $10,000,000 in the aggregate outstanding at any one time.

         "Permitted Liens" means, with respect to any Person, any lien arising by reason of (a) any attachment, judgment, decree or order of any court, so long as such lien is being contested in good faith and is either adequately bonded or execution thereon has been stayed pending appeal or review, and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (b) taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith; (c) security for payment of workers' compensation or other insurance; (d) security for the performance of tenders, bids, leases and contracts (other than contracts for the payment of money);
(e) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business; (f) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;
(g) any interest or title of a lessor under any lease; (h) security for surety or appeal bonds; and (i) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount and which do not in any case materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries.
         "Permitted Senior Indebtedness" means any Indebtedness (plus interest, premium, fees and other obligations associated therewith) and refinancing, refunding, replacement, renewal or extension thereof, under (a) the Senior Credit Facility and (b) any other Indebtedness of the Company or any Subsidiary of the Company outstanding (plus interest, premium, fees and other obligations associated therewith) and any refinancing, refunding, replacement, renewal or extension thereof; PROVIDED, HOWEVER, that at the time of incurrence of Indebtedness under this clause (b), the sum of the aggregate principal amount of outstanding Indebtedness incurred under clauses (a) and (b) of this definition does not exceed 150% of the Consolidated Cash Flow of the Company for the immediately preceding four fiscal quarters; PROVIDED, FURTHER, that at the time of any refinancing, refunding, replacement, renewal, extension or amendment of the Senior Credit Facility that increases the aggregate revolving credit and/or term loan commitments thereunder to an amount in excess of $75,000,000, the sum of such commitments under such refinanced, refunded, renewed, extended or amended Senior Credit Facility (regardless of the amount actually borrowed thereunder) plus the aggregate principal amount of outstanding Indebtedness incurred under clause (b) of this definition does not exceed 150% of the Consolidated Cash Flow of the Company for the immediately preceding four fiscal quarters; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred with a simultaneous Asset Acquisition, then such ratio shall be determined by giving effect to (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period) both the incurrence or the assumption of such Acquired Indebtedness or such other Indebtedness by the Company and the inclusion in the Company's Consolidated Cash Flow or the Consolidated Cash Flow of the acquired Person, business, property or assets; PROVIDED, HOWEVER, that in the case of any Indebtedness (regardless of whether or not such Indebtedness is incurred pursuant to clause (a) or (b) of this definition), the provider of such Indebtedness may rely on a representation from the senior financial officer of the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture and the incurrence of Indebtedness subject to such representation shall thereupon be deemed to be Permitted Senior Indebtedness owed to such provider, but nothing in this proviso shall preclude the existence of any Default or Event of Default in the event such Indebtedness is incurred in violation of this Indenture.

         "Permitted Tax Distributions" means, for so long as the Company is an "S corporation" or a substantially similar pass-through entity for federal income tax purposes, distributions to AGI Holding Corp. (or any successor entity or other entity that owns, directly or indirectly, all of the outstanding common stock of the Company) based on reasonable estimates of the amount of federal, state and local income taxes that the Company would be required to pay with respect to a fiscal year calculated as if, for the applicable fiscal year, the Company were treated as a "C corporation" domiciled in the State of California rather than as an "S corporation."

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Physical Notes" has the meaning provided in Section 2.1 hereof.

         "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

         "Prior Accrued Bonus Payments" means payments of amounts accrued prior to the Issue Date pursuant to Article II of the phantom stock agreements (the "Phantom Compensation") entered into, in writing, between the Company or any of its Subsidiaries and its officers prior to December 31, 1996 or substitutions to or replacements of such Article of such agreements.

         "Private Exchange Notes" shall have the meaning provided in the Registration Rights Agreement.

         "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on EXHIBIT A.

         "Public Equity Offering" means an underwritten registered public offering of Capital Stock (other than Disqualified Stock) of the Company or AGI Holding Corp. (or any successor) pursuant to a registration statement that has been declared effective by the SEC.

         "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A.

         "Redemption Date" means, with respect to any Note, the date on which such Note is to be redeemed by the Company pursuant to the terms of the Notes.

         "Refinancing Indebtedness" means Indebtedness that refunds, refinances, renews, replaces or extends any Indebtedness of the Company or any Subsidiary outstanding at the Issue Date or other Indebtedness permitted to be incurred by the Company or the Subsidiaries pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) if the Refinancing Indebtedness matures, in whole or part, before the maturity date of the Notes, the Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refunded, refinanced or extended, and (iv) the Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount) then outstanding (plus any applicable prepayment premiums or penalties and accrued interest thereon) under the Indebtedness being refunded, refinanced or extended.

         "Registrar" has the meaning provided in Section 2.3 hereof.

         "Registration Rights Agreement" means the registration rights agreement dated the Issue Date between the Company and the Initial Purchasers.

         "Regulation S" means Regulation S promulgated under the Securities
Act, as such may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "Regulation S Global Note" has the meaning provided in Section 2.1 hereof.

         "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company),
(ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness which is subordinated in right of payment to the Notes (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) payments of Phantom Compensation other than Prior Accrued Bonus Payments, (v) the making of any Investment in any Person other than a Permitted Investment. If a Restricted Payment is made in other than cash, the value of any such payment shall be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution to be filed with the Trustee.

         "Restricted Period" has the meaning provided in Section 2.1 hereof.

         "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

         "Rule 144A" means Rule 144A promulgated under the Securities Act, as such may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "Rule 144A Global Note" has the meaning provided in Section 2.1 hereof.

         "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property, which property (i) has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing and (ii) would constitute an Asset Sale if such property had been sold in an outright sale thereof.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Senior Credit Facility" means the credit facility evidenced by the Credit Agreement dated April 2, 1997, among AGI, the guarantors party thereto, the several lenders from time to time party thereto, and Fleet National Bank, as agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements from time to time may be amended, amended and restated, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, consolidating, or otherwise restructuring (including adding Subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

         "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, by a

Subsidiary of such Person or by such Person and a Subsidiary of such Person, or
(ii) any other Person (other than a corporation) of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person. Unless specifically provided to the contrary herein, Unrestricted Subsidiaries shall not be included in the definition of Subsidiaries for any purpose of the Indenture (other than for the purposes of the definition of "Unrestricted Subsidiary" herein).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as it may be amended from time to time.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means an officer or assistant officer of the Trustee assigned to the Corporate Trustee Administration Department or similar department performing corporate trust work, or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor and also means with respect to any particular corporate trust matter any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend, including, without limitation, the Exchange Notes.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and, (ii) any Subsidiary of an Unrestricted Subsidiary; PROVIDED, HOWEVER, that Affinity Thrift and Loan and Affinity Group Thrift Holding Corp. shall initially constitute Unrestricted Subsidiaries. The Board of Directors may (i) designate any entity which is not a Subsidiary to be an Unrestricted Subsidiary and
(ii) may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that (x) either (A) the Subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, such designation would be permitted under Section
4.10 hereof and (y) immediately before and after giving effect to the designation of such

Subsidiary as an Unrestricted Subsidiary the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
4.9 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.9 hereof and (y) no Event of Default or Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" has the meaning provided in Section 8.1(b) hereof.

         "Wholly-Owned Subsidiary" means any Subsidiary all of the outstanding Capital Stock of which (other than directors' qualifying shares) is owned, directly or indirectly, by the Company.

    SECTION 1.2    INCORPORATION BY REFERENCE TO TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         (a)  "Commission" means the SEC;

         (b)  "indenture securities" means the Notes;

         (c)  "indenture security holder" means a Holder or Noteholder;

         (d)  "indenture to be qualified" means this Indenture;

         (e)  "indenture trustee" or "institutional trustee" means the Trustee;
    and

         (f) "obligor" on the indenture securities means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

    SECTION 1.3    RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (a)  a term has the meaning assigned to it;

         (b)  "or" is not exclusive;

         (c) words in the singular include the plural, and words in the plural include the singular;

         (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

         (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited financial statements of the Company.


                                      ARTICLE II

                                      THE NOTES

    SECTION 2.1    FORM AND DATING.

         Notes sold to Institutional Accredited Investors that are neither QIBs nor Non-U.S. Persons will be issued in definitive form in substantially the form of EXHIBIT A hereto ("Physical Notes"), duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on EXHIBIT A.

         Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes substantially in the form set forth in EXHIBIT B ("Rule 144A Global Notes"), deposited with the Trustee, as Custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on EXHIBIT B. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depository, as hereinafter provided.

         Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in EXHIBIT C ("Regulation S Global Notes"), deposited with the trustee, as Custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the accounts of Euroclear and CEDEL (or such other accounts as they may direct), and shall bear the legend set forth on EXHIBIT C. Prior to and including the 40th day after the later of the commencement of the offering of the Notes and the Issue Date (the "Restricted Period"), beneficial interests in the Regulation S Global Note may only be held through Euroclear or CEDEL. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian of the Depository, as hereinafter provided.

         The Notes may have notations, legends or endorsements required by law, rule, regulation, usage or agreement to which the Company is subject. Any such legends, notations or endorsements shall be submitted to the Trustee in writing. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

         The terms and provisions contained in the forms of Notes attached hereto as EXHIBITS A, B and C shall constitute, and are expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby. In case of any conflict between the terms and provisions of this Indenture and those of the Notes, the terms and provisions of this Indenture shall control. The Company shall approve the form of the Notes. The Company may use "CUSIP" numbers in issuing the Notes.


    SECTION 2.2    EXECUTION AND AUTHENTICATION.

         One Officer shall execute the Notes on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed and imprinted or reproduced on the Notes.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount of $130,000,000 upon receipt of a written request from the Company. The aggregate principal amount of Notes outstanding at any time may not exceed $130,000,000, except as provided in
Section 2.7 hereof.   Upon receipt of an Officers' Certificate from the Company
certifying that a Registration Statement (as defined in the Registration Rights Agreement) is effective and directing the Trustee to authenticate an additional series of Exchange Notes, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $130,000,000 for issuance in exchange for any Notes previously issued and tender by the Holder thereof for exchange pursuant to an exchange offer registered under the Securities Act or pursuant to a Private Exchange (as defined in the Registration Rights Agreement). The Exchange Notes may have such distinctive series designation as, and such changes in the form thereof as, are specified in the Officers' Certificate from the Company referred to in the preceding sentence. The Officers' Certificate from the Company shall confirm that all conditions precedent to the issuance of the Notes contained herein shall have been complied with.

         All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes at the expense of the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any Affiliate of the Company.

         The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

    SECTION 2.3    REGISTRAR AND PAYING AGENT.

         The Company shall appoint a registrar (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar") and a paying agent (which shall be located in the Borough of Manhattan, City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent"), and shall maintain an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more additional paying agents.

The term "Paying Agent" includes any additional paying agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

    SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST.

         Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i) or (ii) hereof, upon written request by the Trustee to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

    SECTION 2.5    NOTEHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders, including the aggregate principal amount of Notes held by each such Noteholder, and the Company shall otherwise comply with TIA
Section  312(a).

    SECTION 2.6    TRANSFER AND EXCHANGE.

         Subject to Sections 2.16 and 2.17 hereof, when Notes are presented to the Registrar with a request from the Holder of such Notes to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and, at the request and the expense of the Company, the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.10, 3.6, 4.15, 4.19 or 9.5 hereof (in which events the Company will be responsible for the payment of such taxes). The Trustee shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except, in the case of any Note where public notice has been given that such Note is to be redeemed in part, the portion thereof not to be redeemed.

         Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

         Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

         Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any federal or state securities laws.

    SECTION 2.7    REPLACEMENT NOTES.

         If a mutilated Note is surrendered to the Registrar or the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and, at the written request set forth in an Officers' Certificate and the expense of the Company, the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in their judgment to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including reasonable attorneys' fees and expenses) in replacing such Note. Every replacement Note shall constitute an additional obligation of the Company.

    SECTION 2.8    OUTSTANDING NOTES.

         The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.1 and 8.2 hereof, on or after the date on which the conditions set forth in
Section 8.1 or 8.2 hereof have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. Subject to Section 2.9 hereof, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives written notice that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

         If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional Redemption Date, money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on such Notes ceases to accrue.

    SECTION 2.9    TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Trust Officer of the Trustee receives an Officers' Certificate stating that such Notes are so owned shall be so disregarded.


    SECTION 2.10   TEMPORARY NOTES.

         Until definitive Notes are prepared and ready for delivery, the Company may prepare, and the Trustee shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

    SECTION 2.11   CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment, as the case may be. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy cancelled Notes and shall deliver a certificate of destruction thereof to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

    SECTION 2.12   DEFAULTED INTEREST.

         If the Company defaults on a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to such payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid on such special record date. Notwithstanding any of the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, upon notice given by the Company to the Trustee of such proposed method of payment, such payment shall be deemed satisfactory by the Trustee.

    SECTION 2.13   CUSIP NUMBER.

         The Company in issuing the Notes may use a "CUSIP" number(s), and if so, such CUSIP number(s) shall be included in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any such CUSIP number(s) used by the Company in connection with the Notes and any change in such CUSIP number(s).

    SECTION 2.14   DEPOSIT OF MONEYS.

         Prior to 11:30 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable at the office of the Paying Agent.

    SECTION 2.15   WIRE PAYMENTS TO HOLDERS.

         Notwithstanding any provisions of this Indenture and the Notes to the contrary, if the Company so agrees with any Holder (such decision to be in the sole discretion of the Company), payments of interest on, and any portion of the principal of any Notes (other than the final payment of principal on a Note), may be made by the Paying Agent upon receipt from the Company of immediately available funds prior to 11:30 a.m., New York City time, directly to the Holder of such Note (whether by Federal funds, wire transfer or otherwise); PROVIDED, HOWEVER, that no such federal funds, wire transfer or other such direct payment shall be made to any Holder under this Section 2.15 unless (i) such Holder shall hold in aggregate principal amount $500,000 or more in value of Notes, and
(ii) such Holder (with the prior consent of the Company) has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal, surrenders the Note to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this
Section 2.15 unless a new instruction is delivered 15 days prior to a payment date. The Company will indemnify and hold the Trustee harmless against any loss, liability or expense (including attorneys' fees and expenses) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or which the Paying Agent may incur as a result of making any payment in accordance with any such agreement.

    SECTION 2.16   GLOBAL NOTES.

         (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of the Depository and (ii) be delivered to the Trustee as Custodian for the Depository.

         Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its Custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, by the Depository, its successors or their respective nominees. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes. In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (c) Interests of beneficial owners in the Global Notes may be transferred or exchanged through the Depository in accordance with the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable, and the provisions of this Section 2.16 and Section 2.17 hereof. In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and if one or more Physical Notes are to be issued, the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

         (d) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall bear the Private Placement Legend.

         (e) Prior to the expiration of the Restricted Period, if the holder of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such transfer may be effected in accordance with the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable, upon receipt by the Registrar of (x) written instructions given in accordance with the Registrar's procedures and (y) a certificate substantially in the form of EXHIBIT D hereto, whereupon the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred and an increase in the principal amount of the Rule 144A Global Note in a like amount. Following the expiration of the Restricted Period, the certification requirement will no longer apply to such transfers.

         (f) If the holder of a beneficial interest in the Rule 144A Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected in accordance with the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable, upon receipt by the Registrar of (x) written instructions given in accordance with the Registrar's procedures and (y) a certificate substantially in the form of EXHIBIT E hereto, whereupon the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred and an increase in the principal amount of the Regulation S Global Note in a like amount.

         (g) Until the later of the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained at the Depository by Euroclear or CEDEL.

         (h) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

    SECTION 2.17   SPECIAL TRANSFER PROVISIONS.

         (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following additional provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

              (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date which is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Note or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made to a transferee that has delivered to the Registrar a certificate substantially in the form of EXHIBIT F hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in accordance with Regulation S under the Securities Act and has delivered to the Registrar a certificate substantially in the form of EXHIBIT E hereto; and

             (ii) if the proposed transferor is a Participant holding a beneficial interest in a Global Note, upon receipt by the Registrar of
    (x) written instructions given in accordance with the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable, and the Registrar's procedures and
    (y) the certificate, if any, required by clause of paragraph (i) above,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

         (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

              (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

             (ii) if the proposed transferee is a Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of written instructions given in accordance with the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable, and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

         (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend, if (i) it has received an Officers' Certificate from the Company and the circumstances contemplated by paragraph (a)(i)(x) of this
Section 2.17 exist, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or
(iii) it has received an Officers' Certificate from the Company and such Note has been sold pursuant to an effective registration statement under the Securities Act.

         (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 hereof or this
Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications during the normal business hours of the Trustee upon the giving of reasonable notice to the Registrar.


                                     ARTICLE III

                                 OPTIONAL REDEMPTION

    SECTION 3.1    NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed.

         The Company shall give each notice provided for in this Section 3.1 at least 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes. The notice shall include the Redemption

Date, the principal amount of Notes to be redeemed and the redemption price and, if such redemption is prior to April 1, 2000, that the redemption is being financed with the Net Proceeds from a Public Equity Offering of the Company pursuant to Paragraph 5 of the Notes and all other information required to be furnished to the Holders pursuant to Section 3.3 hereof.

    SECTION 3.2    SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, on a PRO RATA basis, by lot or by such other method as the Trustee may deem fair and equitable. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Notes selected for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

    SECTION 3.3    NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of, in the name of, at the request of, and at the expense of the Company, a notice of redemption by first-class mail to each Holder of Notes to be redeemed with a copy to each of the Trustee and any Paying Agent.

         The notice shall identify the Notes to be redeemed and shall state:


         (a)  the Redemption Date;

         (b) the redemption price and the amount of accrued interest, if any, to be paid;

         (c)  the name and address of the Paying Agent;

         (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

         (e) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption

    Date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

         (f) if any Note is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that, on or after the Redemption Date, upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Noteholder; and

         (g)  the CUSIP number, if any, pursuant to Section 2.13 hereof.

         At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

    SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender for redemption to the Paying Agent, such Notes shall be paid at the redemption price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

    SECTION 3.5    DEPOSIT OF REDEMPTION PRICE.

         At least one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on the Redemption Date.

         If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest will continue to accrue from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Notes.

    SECTION 3.6    NOTES REDEEMED IN PART.

         Upon surrender to the Paying Agent of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


                                      ARTICLE IV

                                      COVENANTS

    SECTION 4.1    PAYMENT OF NOTES.

         The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.

         An installment of principal or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date immediately available funds designated for and sufficient to pay such installment.

         The Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at a rate equal to .5% PER ANNUM; and the PER ANNUM interest rate of such additional interest will increase by an additional .25% PER ANNUM for each subsequent 90-day period during which such overdue principal and installments of interest remain unpaid, up to a maximum additional interest rate of 2.0% PER ANNUM.

    SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2 hereof.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Administration Office of the Trustee set forth in Section 10.2 hereof as an agency of the Company in accordance with Section 2.3 hereof.

    SECTION 4.3    CORPORATE EXISTENCE.

         Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; PROVIDED, HOWEVER, that the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably and in good faith determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and the loss thereof is not adverse in any material respect to the Holders.

    SECTION 4.4    PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or its Subsidiaries' or Unrestricted Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon their property; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Officers of the Company) have been made.

    SECTION 4.5 MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW.

         (a) The Company shall, and shall cause each of its Subsidiaries to, at all times cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all equipment deemed necessary in the good faith judgment of the Officers of the Company, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereto; PROVIDED, HOWEVER, that the Company or any of its Subsidiaries shall not be required to maintain, repair, renew, replace, better or improve any such equipment if the Board of Directors of the Company shall reasonably and in good faith determine that the maintenance thereof is no longer desirable in the conduct of the business of the Company or such Subsidiaries and the loss thereof is not adverse in any material respect to the Holders.

         (b) The Company and each of its Subsidiaries shall maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

         (c) The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

         (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

    SECTION 4.6    COMPLIANCE CERTIFICATES.

         (a) The Company shall deliver to the Trustee, within 50 days after the end of each of the first three quarters of the Company's fiscal year, and within 120 days after the end of such fiscal year, Officers' Certificates of the Company signed by the Officers specified under TIA Section 314(a)(4) stating
(i) that a review of the activities of the Company during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and
(ii) that, to
the best knowledge of each Officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Company is taking or propose to take with respect thereto).

         (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.7 hereof shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or of
Article V of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         (d)  The Company's fiscal year shall end on December 31.

    SECTION 4.7    REPORTS.

         Whether or not required by the rules and regulations of the SEC, so long as any of the Notes are outstanding, the Company shall distribute or cause to be distributed to the Holders and file with the Trustee copies of the financial information that would have been contained in such annual reports and quarterly reports that the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act of the Company were the Company so subject. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, management's discussion and analysis of financial condition and results of operations as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year.

    SECTION 4.8    FURTHER ASSURANCE TO THE TRUSTEE.

         The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture.

    SECTION 4.9    LIMITATION ON ADDITIONAL INDEBTEDNESS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur (as defined herein) any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; PROVIDED, HOWEVER, that the Company and its Subsidiaries may incur Indebtedness (including Acquired Indebtedness) and interest, premium, fees and other obligations associated therewith if immediately after giving pro forma effect to the incurrence thereof, the Fixed Charge Coverage Ratio of the Company would be greater than or equal to 2.0:1 if such proposed incurrence is on or prior to April 1, 2000 and 2.25:1 thereafter.

    SECTION 4.10   LIMITATIONS ON INVESTMENTS, LOANS AND ADVANCES.

         The Company shall not make and shall not permit any of its Subsidiaries to make any Investments except: (i) Permitted Investments and (ii) Investments permitted to be made pursuant to Section 4.11 hereof.

    SECTION 4.11   LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Company shall not make, and shall not permit any of its Subsidiaries to, directly or indirectly, make, any Restricted Payment unless:

              (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

             (ii) at the time of and immediately after giving pro forma effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 4.9 hereof; and

            (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date through and including the date of such Restricted Payment (the "Base Period") does not exceed the sum of (1) 50% of the Company's Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the

    Base Period and (2) 100% of the aggregate Net Proceeds and the Fair Market Value of marketable securities and property received by the Company from
    (A) the issue or sale, during the Base Period, of Capital Stock (other than Disqualified Stock) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted, exercised or exchanged, as the case may be and (y) dividends or other distributions received by the Company from any Unrestricted Subsidiary. For purposes of determining under this clause (iii) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

         (b)  The provisions of this covenant shall not prohibit:

              (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, it being understood that the obligation to pay such declared dividend shall constitute Permitted Indebtedness;

             (ii) the retirement of any shares of Capital Stock or subordinated Indebtedness of the Company in exchange for, by conversion into, or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Stock);

            (iii) the redemption or retirement of subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the Net Proceeds of the substantially concurrent incurrence of subordinated Indebtedness (other than any such subordinated Indebtedness owing to a Subsidiary of the Company) that is contractually subordinated in right of payment to the Notes and that is permitted to be incurred in accordance with Section 4.9 hereof;

             (iv) Prior Accrued Bonus Payments; PROVIDED, HOWEVER, that (A) the aggregate amount of all such payments made after the Issue Date does not exceed $4,000,000 and (B) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such payments;

              (v)  Permitted Tax Distributions; or

             (vi)  the making of any Permitted Investment.

         (c) In determining the amount of Restricted Payments permissible under clause (a)(iii) above, amounts expended pursuant to clauses (b)(i) and
(b)(ii) shall be included as Restricted Payments.

    SECTION 4.12   LIMITATION ON LIENS.

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or asset of the Company or any of its Subsidiaries (whether owned on the Issue Date or acquired after the Issue Date) or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom UNLESS (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens at least to the same extent as the Notes are senior in priority to such Indebtedness and (b) in all other cases, the Notes are equally and ratably secured. Notwithstanding the foregoing, the following Liens may be created, incurred or assumed:

         (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

         (b)  Permitted Liens;

         (c) Liens on the assets or property of a Subsidiary of the Company existing at the time such Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Subsidiary's becoming a Subsidiary of the Company; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries (other than the property or assets of the Subsidiary so acquired);

         (d)  Liens securing (x) Permitted Senior Indebtedness and
    (y) Refinancing Indebtedness incurred to refinance the AGI Notes;

         (e) any Lien securing Capitalized Lease Obligations; PROVIDED, HOWEVER, that such Capitalized Lease Obligations are incurred in compliance with Section 4.9 hereof and that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries (other than the property or assets subject to such Capitalized Lease Obligations);

         (f) Liens pursuant to leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and which are made on customary and usual terms applicable to similar properties;

         (g) Liens securing Indebtedness which is incurred to refinance or replace Indebtedness which has been secured by a Lien permitted under the Indenture and is permitted to be refinanced or replaced under the Indenture; PROVIDED, HOWEVER, that (i) such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced or replaced and (ii) such Liens are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced;

         (h) Liens to secure all or a part of the purchase price of assets or property acquired in the ordinary course of business after the Issue Date; PROVIDED, HOWEVER, that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost of the item of property subject thereto, (ii) the principal amount of Indebtedness secured by such Lien does not exceed the lesser of the cost or Fair Market Value of the asset or property so acquired, (iii) such Lien does not extend to or cover any other property other than such acquired item of property and shall attach to such property within 90 days of the acquisition thereof and (iv) the incurrence of the Indebtedness secured by such Lien is permitted by paragraph (a) of Section 4.9 hereof;

         (i) Liens securing reimbursement obligations under letters of credit but only in or upon the goods the purchase of which was financed by such letters of credit; and

         (j) other Liens securing obligations in a principal amount in the aggregate at any one time of not more than $10,000,000.

    SECTION 4.13 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause or create any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by the Company or a Subsidiary of the Company, (b) make any loans or advances to, or pay any Indebtedness owed to, the Company or any Subsidiary of the Company or
(c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (i) the Notes or the Indenture, (ii) any restrictions existing under or contemplated by agreements in effect on the Issue Date, including, without limitation, restrictions under the AGI Indenture and the Senior Credit Facility as in effect on the Issue Date,
(iii) any restrictions contained in agreements entered into after the Issue Date which do not restrict the ability of any Subsidiary of the Company to pay dividends or make distributions in amounts sufficient to pay interest under the Notes, principal and interest on the Ehlert Note and obligations under the management incentive compensation agreements with certain Camping World executives so long as no default is continuing by the Company or any Subsidiary under any such agreement entered into after the Issue Date, (iv) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Subsidiary of the Company (but not created in contemplation of such Person becoming a Subsidiary), (v) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (i), (ii), (iii) or (iv) above; PROVIDED, HOWEVER, that the terms and conditions of any such restrictions are not materially less favorable in the aggregate to the holders of the Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced or replaced and (vi) restrictions imposed by applicable law or regulation or by regulatory authorities having jurisdiction over such Subsidiary.

    SECTION 4.14   LIMITATIONS ON SALE-LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction. Notwithstanding the foregoing, the Company and its Subsidiaries may enter into Sale-Leaseback Transactions if
(i) after giving pro forma effect to any such Sale-Leaseback Transaction, the Company shall be in compliance with Section 4.9 hereof, (ii) the sale price in such Sale-Leaseback Transaction is at least equal to the Fair Market Value of such property, and (iii) the Company or such Subsidiary shall apply the Net Cash Proceeds of the sale as provided under Section 4.15 hereof, to the extent required by such provision.

    SECTION 4.15   DISPOSITION OF PROCEEDS OF ASSET SALE.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless:

              (i)  such Asset Sale is for Fair Market Value;

             (ii) the net proceeds therefrom consist of at least 85% cash or Cash Equivalents (with Indebtedness of the Company or its Subsidiaries assumed by the purchaser being counted as cash for such purposes if the Company and its Subsidiaries are permanently released from all liability therefor) (provided, however, that this clause (ii) shall not be applicable to any Asset Sale that (A) the consideration with respect to which does not exceed $5,000,000 or (B) pertains to assets which did not contribute more than five percent of Consolidated Cash Flow for the four full fiscal quarters immediately preceding the date of the Asset Sale); and

            (iii) the Company shall commit to apply or to cause its Subsidiaries to apply the Net Cash Proceeds of such Asset Sale within 180 days of receipt thereof, and shall apply such Net Cash Proceeds within 270 days of receipt thereof, as follows: (A) first, to satisfy all mandatory repayment obligations, if any, under any Permitted Indebtedness, if any, arising by reason of such Asset Sale, including a permanent reduction in the related commitment; (B) second, out of any Net Cash Proceeds remaining after application of Net Cash Proceeds pursuant to the preceding clause (A) (the "Available Amount"), the Company shall make an offer to purchase (the "Asset Sale Offer") from all Holders of Notes, up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to the Available Amount at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that the Company will not be required to apply pursuant to this clause (B) Net Cash Proceeds received from any Asset Sale if, and only to the extent that, such Net Cash Proceeds are committed in writing to be applied to acquire or construct property or assets in lines of business related to the Company's or its Subsidiaries' businesses within 180 days after the consummation of such Asset Sale and are so applied within 270 days after the consummation of such Asset Sale (and, after such application, the amount so applied shall no longer constitute a part of the Available Amount), and PROVIDED, HOWEVER, further, that the Company may defer the Asset Sale Offer until there is an aggregate unutilized Available Amount equal to or in excess of $5,000,000 (at which time the entire unutilized Available Amount and not just the amount in excess of $5,000,000 shall be applied as required pursuant to this paragraph). The Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent the Asset Sale Offer is not fully subscribed to by the holders of the Notes, the Company may retain such unutilized portion of the Net Cash Proceeds. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Available Amount, the Company may use such deficiency for general corporate purposes.

         (b) The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including but not limited to Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Notes as a result of an Asset Sale.

    SECTION 4.16   LIMITATION ON PREFERRED STOCK ISSUANCES BY SUBSIDIARIES.

         The Company shall not cause or permit any of its Subsidiaries to, issue any Capital Stock other than common stock or cause or permit any Subsidiary to at any time have outstanding any shares of Capital Stock other than common stock, except issuances of Capital Stock to the Company or a Wholly-Owned Subsidiary of the Company; PROVIDED, HOWEVER, that the Company or such Wholly-Owned Subsidiary of the Company, as the case may be, is at all times the sole beneficial and record owner of such Capital Stock.

    SECTION 4.17   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company shall not and shall not permit, cause, or suffer any Subsidiary of the Company to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any Affiliate of the Company or any of its Subsidiaries or any holder of 5% or more of any class of Capital Stock of the Company (each an "Affiliate Transaction"), except in good faith and on terms that are, in the aggregate, no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $1,000,000 shall be approved by a majority of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has, in good faith, determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate value of more than $5,000,000, the Company or such Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee. Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (a) contractual obligations in existence on the date of the Indenture and extensions and replacements thereof to the extent such extension or replacement, as the case may be, does not materially amend or change any substantive term or provision of such contract, (b) Restricted Payments permitted under Section 4.11 hereof, (c) customary directors' fees, consulting fees, indemnification and similar arrangements, and employee salaries and bonuses and (d) transactions between the Company and any of its Wholly-Owned Subsidiaries or among Wholly-Owned Subsidiaries of the Company.

    SECTION 4.18   COMPANY OWNERSHIP OF AGI STOCK.

         The Company will at all times be the beneficial and record owner of all of the outstanding Capital Stock of AGI, subject to the pledge thereof to secure Permitted Senior Indebtedness.

    SECTION 4.19   CHANGE OF CONTROL.

         (a) In the event of a Change of Control, the Company shall notify each Holder of the Notes and the Trustee in writing of such occurrence (the date of such occurrence being the "Change of Control Date") and shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date.

         (b) Notice of a Change of Control Offer shall be mailed by the Company to the holders of the Notes at their last registered addresses with a copy to the Trustee and the Paying Agent not less than 30 nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until the close of business on the Business Day next preceding the Change of Control Payment Date. The notice shall state:

              (i) that the Change of Control Offer is being made pursuant to this Section 4.19 and that all Notes tendered will be accepted for payment;

             (ii) the purchase price (including the amount of accrued and unpaid interest, if any) and the Change of Control Payment Date;

            (iii)  that any Note not tendered will continue to accrue interest;

             (iv) that, unless the Company defaults in making the payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

              (v) that (A) Holders of Physical Notes accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice and (B) Holders of beneficial interests under a Global Note accepting the offer to have such interests purchased pursuant to a Change of Control Offer will be required to notify the Depository by telegram, telex or facsimile transmission or letter setting forth the name of the Holder, the principal amount of the interests to be purchased and a statement that such Holder is electing to have such interests purchased; in each case prior to the close of business on the Business Day preceding the Change of Control Payment Date;

             (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

            (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

           (viii) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

             (ix)  the name and address of the Paying Agent.

         (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof or beneficial interests under a Global Note tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof or beneficial interests, so tendered, (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company and (iv) deliver to the Registrar an Officers' Certificate stating the amount of beneficial interests so tendered and cause the Registrar to reflect on its books and records the decrease in principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note so tendered. The Paying Agent shall promptly (1) mail to each Holder of Notes so accepted and (2) cause to be credited to the respective accounts of the Holders under a Global Note of beneficial interests so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes (which such payment shall, in the case of Holders of beneficial interests in a Global Note, be through the facilities of the Depository), and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered and shall issue a new Global Note equal in principal amount to any unpurchased portion of beneficial interests so surrendered; PROVIDED, HOWEVER, that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

         (d) The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including but not limited to Rule 14e-1, in connection with any Change of Control Offer required to be made by the Company to repurchase the Notes as a result of a Change of Control.

    SECTION 4.20   PAYMENTS FOR CONSENT.

         Neither the Company nor any of its Affiliates, nor any of the Company's Subsidiaries or any of their Affiliates, shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    SECTION 4.21   WAIVER OF STAY, EXTENSION OR USURY LAWS.

         The Company covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) each of the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                      ARTICLE V

                                SUCCESSOR CORPORATION

    SECTION 5.1    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.

         (a) The Company shall not consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons in a single transaction or through a series of transactions, unless after giving effect thereto:

              (i) the Company shall be the continuing Person or the resulting, surviving or transferee Person (the "surviving entity") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

             (ii) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture and all of the obligations under this Indenture shall remain in full force and effect;

            (iii) immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

             (iv) the Company or the surviving entity, as the case may be, shall immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions) have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

              (v) immediately after giving effect to such transaction or series of transactions, the Company or the surviving entity, as the case may be, could incur $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9 hereof;

             (vi) the Company or the surviving entity shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this covenant and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied; and

            (vii) the Company would not thereupon become obligated with respect to any Indebtedness, nor any of its property become subject to any Lien, unless the Company could incur such Indebtedness or create such Lien under the Indenture.

         (b) Notwithstanding the foregoing in Section 5.1(a) hereof, either the Company or AGI may consolidate with or merge with or into or sell, assign, convey, loan or transfer all or substantially all of its properties and assets as an entirety to the other in a single transaction or series of transactions, if after giving effect thereto, either the Company or AGI shall be the surviving entity and in the event that AGI is the surviving entity, AGI shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture.

    SECTION 5.2    SUCCESSOR ENTITY SUBSTITUTED.

         Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the surviving entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein.


                                      ARTICLE VI

                                 DEFAULT AND REMEDIES

    SECTION 6.1    EVENTS OF DEFAULT.

         (a)  An "Event of Default" occurs if:

              (i) the Company defaults in the payment of any interest on the Notes when the same becomes due and payable and such default continues for a period of 30 days; or

             (ii) the Company defaults in the payment of the principal of, or premium, if any, on, the Notes when due (including by reason of a default in payment upon an offer to purchase pursuant to Section 4.15 or Section
    4.19 hereof); or

            (iii) the Company defaults in the performance of, or breaches, any covenant contained in this Indenture (other than defaults specified in clause (i) or (ii) above), and such default or breach continues for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; or

             (iv) the Company or any of its Material Subsidiaries fails to perform any term, covenant, condition or provision of one or more classes or issues of other Indebtedness in an aggregate principal amount of $5,000,000 or more, which failure results in an acceleration of the maturity thereof and such Indebtedness shall not have been repaid or such acceleration rescinded within 30 days of such acceleration of maturity; or

              (v) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in an aggregate amount, shall be entered against the Company, any of its Material Subsidiaries or any of their respective properties and shall not be discharged, and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

             (vi) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                   (A)  commences a voluntary case or proceeding,

                   (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                   (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                   (D) makes a general assignment for the benefit of its creditors or

                   (E) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

            (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (A) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding,

                   (B) appoints a Custodian of the Company or any Material Subsidiary for all or substantially all of its properties, or

                   (C) orders the liquidation of the Company or any Material Subsidiary,

    and in each case the order or decree remains unstayed and in effect for 60 consecutive days; PROVIDED, HOWEVER, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

         (b) For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

         (c) Subject to the provisions of Sections 7.1 and 7.2 hereof, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company or any other Person.

    SECTION 6.2    ACCELERATION.

         If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vi) or (vii) hereof with respect to the Company or any Material Subsidiary thereof) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Company and the Trustee, and the Trustee upon the written request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare the principal of and accrued interest on all the Notes to be due and payable immediately. Upon any such declaration such principal, premium, if any, and accrued interest shall become due and payable immediately. If an Event of Default specified in Section 6.1(a)(vi) or (vii) hereof with respect to the Company or any Material Subsidiary occurs and is continuing, then the principal of, premium, if any, and accrued interest on all the Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. After a declaration of acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may, by written notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than the non-payment of principal of, premium, if any, and accrued interest on the Notes that have become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. No such rescission shall affect any subsequent default or impair any right consequent thereto.

    SECTION 6.3    OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if the Trustee does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

    SECTION 6.4    WAIVER OF PAST DEFAULT.

         Subject to Sections 6.7 and 9.2 hereof, the Holders of at least a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default specified in Section 6.1(a)(i) or (ii) hereof or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2 hereof. When a Default or Event of Default is so waived, it shall be deemed cured and ceases.

    SECTION 6.5    CONTROL BY MAJORITY.

         The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; PROVIDED, HOWEVER, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or
(iii) may involve the Trustee in personal liability unless the Trustee has asked for and received indemnification reasonably satisfactory to it in its sole discretion against any loss, liability or expense caused by its following such direction; and PROVIDED, FURTHER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

    SECTION 6.6    LIMITATION ON SUITS.

         A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (a) the Holder or Holders give to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue a remedy;

         (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, provision of indemnity by the Holders; and

         (e) during such 15-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a written direction inconsistent with the request.

         The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on such Note on or after the respective due dates set forth in such Note.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

    SECTION 6.7    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

    SECTION 6.8    COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(a)(i) or (ii) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and such further amount as shall be sufficient to cover the costs and expenses of collection (including counsel fees and expenses), including all sums due and owing to the Trustee pursuant to Section
7.7 hereof.

    SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company (or any other obligor upon the Notes), their respective creditors or property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amounts due the Trustee under Section 7.7 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

    SECTION 6.10   PRIORITIES.


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

         If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

         First:  to the Trustee for amounts due under Section 7.7 hereof;

         Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

         Third: to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

         Fourth:  to the Company.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 6.10.

    SECTION 6.11   UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit instituted by the Trustee, a suit instituted by a Holder pursuant to Section 6.7 hereof, or a suit instituted by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

    SECTION 6.12   RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                     ARTICLE VII

                                       TRUSTEE

    SECTION 7.1    DUTIES OF TRUSTEE.

         (a) If a Trust Officer of the Trustee has received written notice that an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default actually known to the Trustee:

              (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

             (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

             (ii) In the absence of bad faith on its part, the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity against such risk or liability is not reasonably assured to it. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability or expense.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d), (f) and (g) of this Section
7.1 and the requirements of the TIA.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) The Trustee may refuse to perform any duty or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives indemnity reasonably satisfactory to it in its sole discretion against any loss, liability, fee or expense.

    SECTION 7.2    RIGHTS OF TRUSTEE.

         Subject to Section 7.1 hereof:

         (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

         (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 10.5 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith.

         (e) Before taking or refraining from taking any action, the Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

    SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

    SECTION 7.4    TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Company's use of the proceeds from the issuance of the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

    SECTION 7.5    NOTICE OF DEFAULTS.


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

         If a Default or an Event of Default with respect to the Notes occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default under Section 6.1(a)(i) or (ii) hereof, the Trustee may withhold such notice to the Noteholders if a committee of its Trust Officers in good faith determines that withholding such notice is in the interest of Noteholders.

    SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS.

         To the extent required by TIA Section 313(a), within 60 days after May 15 of each year commencing with May 15, 1997 and for as long as there are Notes outstanding hereunder, the Trustee shall mail to each Noteholder the Company's brief report dated as of such date that complies with TIA Section
 313(a); PROVIDED, HOWEVER, that no report need be transmitted if no such event listed in TIA Section 313(a) has occurred within such period. The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c) and (d). A copy of such report at the time of its mailing to Noteholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Notes are listed.

         The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and the Trustee shall comply with TIA Section
 313(d).

    SECTION 7.7    COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee, the Paying Agent and the Registrar from time to time such reasonable compensation for their respective services rendered hereunder as may be agreed in writing from time to time. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including fees and expenses of counsel) incurred or made by each of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

         The Company shall indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim, demand, expense (including but not limited to attorneys' fees and expenses), loss or liability incurred by each of them arising out of or in connection with the administration of this Indenture and their respective duties hereunder without negligence or bad faith on its part. Each of the Trustee, the Paying Agent and the Registrar shall notify the Company promptly of any


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claim asserted against it for which it may seek indemnity.  However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.7, each of the Trustee, the Paying Agent and the Registrar shall have a lien prior to the Notes on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Notes. Such lien and indemnity shall survive the satisfaction, discharge and termination of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding.

         When any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(vi) or (vii) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

    SECTION 7.8    REPLACEMENT OF TRUSTEE.

         The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company' consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

         (a)  the Trustee fails to comply with Section 7.10 hereof;

         (b)  the Trustee is adjudged a bankrupt or an insolvent;

         (c) a receiver or other public officer takes charge of the Trustee or its property; or

         (d)  the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the


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

retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7 hereof), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

    SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article VII.

    SECTION 7.10   ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section  310(b); PROVIDED, HOWEVER, that there shall be excluded


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

from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section 310 shall apply to the Company, as obligor of the Notes, and to any person directly or indirectly controlling, controlled by, or under common control with the Company.

    SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.


                                     ARTICLE VIII

                          DISCHARGE OF INDENTURE; DEFEASANCE

    SECTION 8.1    TERMINATION OF COMPANY'S OBLIGATIONS.

         The Company may terminate all of its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

         (a) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice;

         (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are


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

    sufficient without consideration of any reinvestment of such interest, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes; and

         (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been complied with.

         Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 7.8, 8.4, 8.5 and 10.1 hereof shall survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Company's obligations in Sections 7.7 and 8.5 hereof shall survive.

         After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

    SECTION 8.2    LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

         (a) The Company may, at its option by Board Resolutions, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

         (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all of its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below


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

and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.5, 2.6, 2.7, 2.8, 4.2, 7.7, 7.8, 8.4 and 8.5 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.


         (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article V and in Sections 4.6 through 4.21 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof nor will any judgment default or default in respect of other Indebtedness constitute a Default or an Event of Default under Section 6.1(a)(iv) or (v) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

         (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

              (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal of and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or)


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

    other qualifying trustee) to pay and discharge principal of and interest on the outstanding Notes on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Notes; PROVIDED, HOWEVER, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

             (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(a)(vii) and (viii) hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

             (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

              (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;


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

             (vi) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; PROVIDED, HOWEVER, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion need be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Notes, the Trustee will hold, for the benefit of the Holders of Notes, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Notes will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Notes in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

            (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of the Company shall then be outstanding, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

         (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any of their respective Affiliates) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited


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

pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

    SECTION 8.3    APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2 hereof, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest such trust money or U.S. Government Obligations except as it may agree with the Company in writing. The Trustee shall not be liable for any losses incurred in connection with such investments.

    SECTION 8.4    REPAYMENT TO COMPANY.

         Subject to Sections 7.7, 8.1 and 8.2 hereof, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.2(d)(i) and (e) hereof, held by it at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee and the Paying Agent before being required to make any such payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.


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

    SECTION 8.5    REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then shall the Company's obligations under this Indenture and the Notes be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                      ARTICLE IX

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

    SECTION 9.1    WITHOUT CONSENT OF HOLDERS.

         The Company, when authorized by Board Resolution, and the Trustee may, without notice to or the consent of any Noteholder, modify, amend, waive or supplement this Indenture:

         (a)  to cure any ambiguity, defect or inconsistency;

         (b)  to comply with any requirements of the SEC under the TIA;

         (c) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes;

         (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

         (e) to make any change that does not adversely affect the rights of any Holder.


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

    SECTION 9.2    WITH CONSENT OF HOLDERS.

         Subject to Section 6.7 hereof and the provisions of this Section 9.2, the Company, when authorized by Board Resolution, and the Trustee may modify, amend, waive or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Subject to Section 6.7 hereof and the provisions of this Section 9.2, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes affected may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Noteholder. However, without the consent of each Noteholder affected, an amendment, modification, supplement or waiver, including a waiver pursuant to
Section 6.4 hereof, may not:

         (a) reduce the principal amount outstanding, extend the fixed maturity, or alter the redemption provisions of the Notes;

         (b) change the currency in which any Notes or any premium or accrued interest thereon is payable;

         (c) reduce the percentage in principal amount outstanding of Notes necessary for consent to an amendment, modification, supplement or waiver of any provision of this Indenture or the Notes or who must consent to take any action under the Notes or this Indenture;

         (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

         (e) waive a default in the payment of the principal of, interest on, or redemption payment or an offer to purchase required hereunder with respect to, any Note;

         (f) reduce the rate of, change the method of calculation of, or extend the time for, payment of interest on any Note;

         (g) amend, change or modify the obligation of the Company to purchase the Notes upon the occurrence of a Change of Control (or amend, change or modify any of the provisions or definitions with respect thereto) or an Asset Sale in accordance with this Indenture or waive any default in the performance thereof;

         (h)  affect the ranking of the Notes; or


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

         (i)  modify this Section 9.2 or Section 6.4 hereof.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, modification, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, modification, supplement or waiver under this
Section 9.2 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, supplement or waiver.

    SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

    SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note. Such revocation shall be effective only if the Trustee receives the written notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Noteholder under Section 316(b) of the TIA.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

         After an amendment, supplement or waiver becomes effective in accordance with the terms of this Article IX, it shall bind every Noteholder.


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

    SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific written direction of the Company and at the expense of the Company) request the Holder of the Note to deliver such Note to the Trustee. The Trustee shall (in accordance with the specific direction of the Company set forth in an Officers' Certificate) place an appropriate notation on the Note about the changed terms and return such Note to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall upon receipt of a written order authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

    SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and that any supplemental indenture constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms (subject to customary exceptions). The Company may not sign an amendment until its Board of Directors approves it.


                                      ARTICLE X

                                    MISCELLANEOUS

    SECTION 10.1   TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.


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    SECTION 10.2   NOTICES.

         Any notice or communication shall be sufficiently given only if in writing and delivered in Person or mailed by first-class mail (or as between the Company and the Trustee, by facsimile transmission) addressed as follows:

         (a)  if to the Company:

                   Affinity Group Holding, Inc.
                   64 Inverness Drive East
                   Englewood, Colorado 80112
                   Attention:  Chief Financial Officer

              with a copy (which copy shall not constitute notice) to:

                   Kaplan, Strangis and Kaplan, P.A.
                   5500 Norwest Center
                   90 South Seventh Street
                   Minneapolis, Minnesota  55402
                   Attention:  Andris A. Baltins, Esq.

         (b)  if to the Trustee:

                   United States Trust Company of New York
                   114 West 47th Street
                   New York, New York  10036-1532
                   Attention:  Corporate Trust Administration

              with a copy (which copy shall not constitute notice) to:

                   Siller Wilk LLP
                   747 Third Avenue
                   New York, New York  10017-2803
                   Attention:  Hugh P. Finnegan, Esq.


         The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.


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

         Any notice or communication mailed to a Noteholder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c),
TIA Section 314(a) and TIA Section 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be deemed to have been sufficiently given to him on the date so deposited in the mail, whether or not the addressee receives it.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

    SECTION 10.3   COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

         Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

    SECTION 10.4   CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS
                   PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee (a) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

    SECTION 10.5   STATEMENTS REQUIRED IN CERTIFICATE AND OPINION OF COUNSEL.

         Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:


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

         (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or Opinion of Counsel are based;

         (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

    SECTION 10.6   RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

    SECTION 10.7   LEGAL HOLIDAYS.

         If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

    SECTION 10.8   GOVERNING LAW.

         The internal laws of the State of New York shall govern this Indenture and the Notes without regard to principles of conflict of laws.

    SECTION 10.9   RELEASE FROM LIABILITY.

         No trustee, director, officer, employee, stockholder, partner, affiliate or beneficiary, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability as part of the consideration for the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such trustee,


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

director, officer, employee, stockholder, partner, affiliate or beneficiary and may be enforced by any one or all of them.

    SECTION 10.10  SUCCESSORS.

         All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

    SECTION 10.11  DUPLICATE ORIGINALS.

         The parties may sign any multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

    SECTION 10.12  SEPARABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

    SECTION 10.13  TABLE OF CONTENTS, HEADINGS, ETC.

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                       AFFINITY GROUP HOLDING, INC.


                                       By:
                                           ------------------------------------
                                            Name:
                                            Title:


                                       UNITED STATES TRUST COMPANY
                                         OF NEW YORK, as Trustee


                                       By:
                                           ------------------------------------
                                            Name:
                                            Title:


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